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                   STEPHEN BLUM - INVESTOR RELATIONS
                   (480) 754-5040

                   TOM HERRMANN - CORPORATE COMMUNICATIONS
                   (480) 754-2202


              THE DIAL CORPORATION'S CEO AND CFO TO PRESENT AT THE
                 BANC OF AMERICA SECURITIES CONSUMER CONFERENCE


SCOTTSDALE, ARIZ. - APRIL 4, 2002 - The Dial Corporation's (NYSE: DL) Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad
A. Conrad, will present to investors at the Banc of America Securities Consumer Conference on Tuesday, April 9, 2002, in New York. Mr. Baum and Mr. Conrad will speak at 11:40 a.m. EDT.

         A live audio web cast of the presentation is open to the general public and is available by accessing http://investor.info.dialcorp.com. A replay of the web cast will be available through the same link through April 26, 2002.

         The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company's Web site at www.dialcorp.com.

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